UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Newtek Business Services Corp.

(Exact name of registrant as specified in its charter)

Maryland	46-3755188
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Notes due 2024	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-224976

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Newtek Business Services Corp.’s, a Maryland corporation (the “Registrant”), offering of its 5.75% Notes due 2024 (the “Notes”). The Notes are expected to be listed on the Nasdaq Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “NEWTL.” As of July 29, 2019, the Registrant had sold and issued $55,000,000 in aggregate principal amount of the Notes and granted an overallotment option of up to $8,250,000 in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (Registration No. 333-224976) as filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Specific Terms of the Notes and the Offering” and “Description of Notes” in the Registrant’s Prospectus Supplement dated July 24, 2019, as filed with the SEC on July 25, 2019 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Amended and Restated Articles of Incorporation of Newtek (Incorporated by reference to Exhibit A to Newtek’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2	Bylaws of Newtek (Incorporated by reference to Exhibit 2 to Newtek’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.1	Base Indenture, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.2 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.2	First Supplemental Indenture, relating to the 7.50% Notes due 2022, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.3 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.3	Third Supplemental Indenture, relating to the 6.25% Notes due 2023 dated as of February 21, 2018, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-212436), filed February 21, 2018).

4.4	Fourth Supplemental Indenture, relating to the 5.75% Notes due 2024, dated as of July 29, 2019, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-224976), filed July 29, 2019).

4.5	Form of Global Note with respect to the 5.75% Note due 2024 (incorporated by reference to Exhibit 4.4 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2019

NEWTEK BUSINESS SERVICES CORP.

By:	/s/ Barry Sloane
Barry Sloane
Title:	Chief Executive Officer, President and Chairman of the Board

EXHIBIT INDEX

Number	Exhibit

3.1	Amended and Restated Articles of Incorporation of Newtek (Incorporated by reference to Exhibit A to Newtek’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2	Bylaws of Newtek (Incorporated by reference to Exhibit 2 to Newtek’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.1	Base Indenture, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.2 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.2	First Supplemental Indenture, relating to the 7.50% Notes due 2022, dated as of September 23, 2015, between Newtek, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit D.3 to Newtek’s Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2, No. 333-204915, filed September 23, 2015).

4.3	Third Supplemental Indenture, relating to the 6.25% Notes due 2023 dated as of February 21, 2018, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-212436), filed February 21, 2018).

4.4	Fourth Supplemental Indenture, relating to the 5.75% Notes due 2024, dated as of July 29, 2019, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit d.8 to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (Registration No. 333-224976), filed July 29, 2019).

4.5	Form of Global Note with respect to the 5.75% Note due 2024 (incorporated by reference to Exhibit 4.4 hereto, and Exhibit A therein).

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